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                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

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                                FORM 8-A
             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

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                         OSIRIS THERAPEUTICS, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                               34-1728301
   (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

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        2001 Aliceanna Street
         Baltimore, Maryland                             21231
 (Address of principal executive offices)              (zip code)


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
If this form relates to the registration of    If this form relates to the registration of a
a class of securities pursuant to Section      class of securities pursuant to Section 12(g)
12(b) of the Exchange Act and is effective     of the Exchange Ac and is effective pursuant
pursuant to General Instruction A.(c),         to General Instruction A.(d), check the
check the following box. / /                   following box. /X/
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                   Securities Act registration statement
                  file number to which this form relates:
                                 333-31435
                  ----------------------------------------
                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:


                  Common Stock, par value $.001 per share
                               (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    Information with respect to the Common Stock, par value $.001 per share (the "Common Stock"), of the Registrant is incorporated by reference to the sections captioned "Description of Capital Stock-- Common Stock" and "--Delaware Law and Certain Charter, Bylaw and Other Provisions" in the Registrant's Registration Statement on Form S-1 (No. 333-31435), as such may be amended (including any prospectus filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended).

ITEM 2. EXHIBITS

    The securities to be registered are to be registered on The Nasdaq National Market, on which no other securities of the Registrant are registered. In accordance with Part II of the instructions as to exhibits on Form 8-A, the following shall be filed with The Nasdaq National Market:

       1.  The Registrant's Registration Statement on Form S-1 (No. 333-31435)

       2. The Restated Certificate of Incorporation, as amended, of the Registrant.

       3.  The Bylaws of the Registrant.

       4.  Specimen certificate for the Common Stock.




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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           OSIRIS THERAPEUTICS, INC.


Date: November 24, 1997                    By: /s/ James S. Burns
                                              _____________________________
                                              James S. Burns, President and
                                              Chief Executive Officer






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